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                                  Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-62891 and No. 333-86161) of Amkor Technology, Inc. of our following reports which appear in the Current Report on Form 8-K/A of Amkor Technology, Inc. dated March 13, 2000:

- dated February 28, 2000 relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiaries;

- dated January 25, 2000, except as to Note 14, which is as of February 28, 2000, relating to the financial statements of the Seongsu, Pucheon and Pupyong Packaging Businesses of Anam Semiconductor, Inc.; and,

- dated January 15, 2000 relating to the financial statements of the Amkor Technology Korea, Inc.

We also consent to the references to us under the headings "Selected Historical Financial Data of K1, K2 and K3" (Seongsu, Pucheon and Pupyong Packaging Businesses of Anam Semiconductor, Inc.) and "Selected Historical Financial Data of ASI" (Anam Semiconductor, Inc.) appearing in the Current Report on Form 8-K/A of Amkor Technology, Inc. dated March 13, 2000, which is incorporated by reference in such Form S-8s.



/s/ SAMIL ACCOUNTING CORPORATION

Seoul, Korea
March 13, 2000